UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017 (December 1, 2017)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2017, Altisource Portfolio Solutions S.A. (the “Company” and, together with its subsidiaries, “Altisource”) and its wholly-owned subsidiaries, Altisource Solutions S.à r.l. (“Solutions”) and Altisource Holdings S.à r.l. (“Lux Holdco”), entered into an Amendment No. 4 to Credit Agreement (the “Fourth Amendment”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto. The Fourth Amendment amends the existing Credit Agreement dated as of November 27, 2012, among the Company, as guarantor, Solutions, as borrower, the Administrative Agent, and the lenders party thereto from time to time (as previously amended and as amended by the Fourth Amendment, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The Fourth Amendment modifies the Credit Agreement to, among other things, add Lux Holdco (currently a Guarantor under the Credit Agreement) as a Borrower for purposes of the Credit Agreement and the other Loan Documents in anticipation of an internal restructuring of Altisource, whereby Solutions would merge with and into Lux Holdco and Lux Holdco would be automatically substituted in all of the rights and obligations of Solutions. Pursuant to the Fourth Amendment, Solutions will remain a Borrower until the anticipated merger occurs, at which point Lux Holdco would become the sole Borrower. The anticipated merger is designed to simplify Altisource’s corporate structure, allow it to operate more efficiently, is subject to the completion of applicable legal and regulatory requirements and would not result in any changes to the collateral securing the senior secured term loan (the “SSTL”) under the Credit Agreement.

The Fourth Amendment also broadens the mechanisms by which Altisource can purchase or otherwise acquire portions of its SSTL by permitting Altisource to purchase portions of its SSTL on a non-pro-rata basis at par or at a discount to par through open market purchases (including through a broker acting on behalf of Altisource) in addition to its existing right to purchase portions of its SSTL through a Dutch auction open to all Lenders. Additionally, the Fourth Amendment includes certain other changes to the Credit Agreement, including: (i) reflecting the new co-borrower structure, such as revising the provisions regarding Restricted Junior Payments to clarify that on or after the effective date of the Fourth Amendment, any Restricted Subsidiary may declare and pay dividends or make other distributions to Lux Holdco; (ii) providing for an amendment process whereby the Credit Agreement may be amended in certain circumstances to replace the London Interbank Offered Rate (or LIBOR rate) with an alternate rate; (iii) adding customary bail-in and plan asset provisions, in each case, for the benefit of the Lenders; and (iv) incorporating a number of additional representations by the Lenders.

This description of the Fourth Amendment and the Credit Agreement is not complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and to the Credit Agreement in existence prior to the Fourth Amendment, a copy of which was attached as Exhibit 10.1 to the Company’s Form 8-K filed on December 3, 2012, as previously amended by Amendment No. 1 to Credit Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Form 8-K filed on May 13, 2013, by Amendment No. 2 to Credit Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Form 8-K filed on December 11, 2013, and by Amendment No. 3 to Credit Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Form 8-K filed on August 6, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1
Amendment No. 4 to Credit Agreement, dated December 1, 2017 among Altisource Solutions S.à r.l., Altisource Holdings S.à r.l., Altisource Portfolio Solutions S.A., Bank of America, N.A, as Administrative Agent, and the Lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017

Altisource Portfolio Solutions S.A.

By:	/s/ Indroneel Chatterjee
Name:	Indroneel Chatterjee
Title:	Chief Financial Officer